UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-13357 (Commission File Number)	84-0835164 (I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO (Address of Principal Executive Offices)	80202-1132 (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On December 17, 2009, Royal Gold, Inc. (“Royal Gold”) and its wholly-owned Canadian subsidiary entered into an Arrangement Agreement (the “Agreement”) with International Royalty Corporation (“IRC”), a global mineral royalty company based in Englewood, Colorado, to undertake a Plan of Arrangement (the “Plan of Arrangement”) whereby Royal Gold, through its wholly-owned Canadian subsidiary, and with the unanimous support of IRC’s board of directors, will acquire all of the issued and outstanding common shares of IRC.
At the election of each IRC shareholder, each common share of IRC will be exchanged for either C$7.45* in cash or 0.1385 common shares of Royal Gold or a combination thereof, subject to a maximum of US$350 million in cash and a maximum of 7.75 million common shares of Royal Gold to be issued to IRC shareholders. If IRC shareholders elect to receive more than approximately US$314 million in cash, the number of Royal Gold common shares issued will be reduced on a pro-rated basis until such cash election reaches a maximum of US$350 million. Assuming the maximum share election, this offer consists of 0.0771 shares of Royal Gold plus US$3.12 in cash for each fully diluted share of IRC, implying 56% stock consideration. Assuming the maximum cash election, this offer consists of 0.0700 shares of Royal Gold plus US$3.48 in cash for each fully diluted share of IRC, implying 51% stock consideration.

*	Based on Royal Gold’s share price and the currency exchange rate on December 14, 2009.
IRC shareholders who are resident in Canada for Canadian federal income tax purposes will have the option to elect to receive 0.1385 exchangeable shares of a wholly-owned Canadian subsidiary of Royal Gold in lieu of electing Royal Gold common shares. Each exchangeable share can be redeemed for one common share of Royal Gold at the election of the shareholder. No more than 7.75 million Royal Gold common shares and exchangeable shares will be issued in the aggregate.
IRC’s board of directors has unanimously determined that the transaction is in the best interest of IRC and its shareholders and will recommend that IRC shareholders vote in favor of the transaction. All of the directors and senior officers of IRC, and one significant IRC shareholder have entered into voting agreements in which, subject to the terms thereof, they have agreed to vote their shares in support of the transaction. Together, the IRC shareholders subject to the voting agreements represent a combined ownership of 26.8% of IRC’s fully diluted shares outstanding.
The closing of the transaction is not subject to due diligence, Royal Gold shareholder approval or financing contingencies. The cash required for the acquisition will be sourced from available and unrestricted cash, together with committed credit facilities totaling US$225 million. The closing of the transaction is subject to, among other things, receipt of court approval and the affirmative vote of at least 66 2/3 percent of the votes cast by IRC shareholders and option holders at a special meeting of the IRC shareholders.
Pursuant to the terms of the Agreement, IRC is subject to customary non-solicitation covenants. In the event a superior proposal is made, Royal Gold has the right to match such proposal, and in the event IRC’s board of directors changes its recommendation or terminates the Agreement in certain circumstances, IRC has agreed to pay Royal Gold a termination fee of US$32 million. In certain other circumstances where the transaction is not completed, IRC is obligated to reimburse Royal Gold’s expenses up to a maximum of US$5 million.
The foregoing description of the transaction, the Agreement and the Plan of Arrangement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 1.01. The filed Agreement includes Schedules A through J thereto, including the Plan of Arrangement as Schedule B, the Support Agreement as Schedule I and the Voting and Exchange Trust Agreement as Schedule J.
Cautionary Statements
The Agreement, and the relevant schedules thereto, have been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Agreement is not intended to be a source of factual, business or operational information about the parties.
The Agreement, along with the relevant schedules thereto, contain representations and warranties that Royal Gold and IRC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Arrangement between Royal Gold and IRC and may be subject to important qualifications and limitations agreed to by Royal Gold and IRC in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Royal Gold and IRC rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 3.02	Unregistered Sales of Equity Securities.
As described in Item 1.01 of this report, Royal Gold has agreed in the Agreement that, if the Plan of Arrangement becomes effective and its acquisition of the outstanding common shares of IRC is thereby completed, Royal Gold will issue to the IRC shareholders up to 7.75 million shares of Royal Gold common stock (in the form of Royal Gold common stock or exchangeable shares of Royal Gold’s wholly-owned Canadian subsidiary) as part of the consideration in exchange for all of the outstanding IRC shares. If issued, such Royal Gold shares will represent approximately 16% of the total number of common shares of Royal Gold which are now outstanding.
Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), exempts from the registration requirements under that Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Agreement, IRC will submit the Plan of Arrangement to the Ontario Superior Court of Justice (the “Court”) for interim order permitting notice to all persons to which the Royal Gold shares (or the exchangeable shares, as applicable) will potentially be issuable. Following the requisite approval by the IRC shareholders and a hearing at which such persons will have the right to appear, IRC will seek a final order from the Court as to the fairness of the Plan of Arrangement. Such final order is a condition to the consummation of the Plan of Arrangement and the issuance of the Royal Gold shares. Royal Gold therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement (including the receipt of such final order from the Court), the issuance of up to 7.75 million Royal Gold shares (including any exchangeable shares convertible into Royal Gold Shares) to the IRC shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
2.1	Royal Gold, Inc. and 7296355 Canada Ltd. and International Royalty Corporation Arrangement Agreement, dated December 17, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

Date: December 21, 2009	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Royal Gold, Inc. and 7296355 Canada Ltd. and International Royalty Corporation Arrangement Agreement, dated December 17, 2009

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